Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Fourth Quarter and Full Year 2009 Results

LITITZ, Pa.--(BUSINESS WIRE)--January 27, 2010--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net income applicable to common shareholders for the quarter ended December 31, 2009 was $3.4 million, or $0.04 per diluted common share, compared to net income applicable to common shareholders of $18.2 million or $0.21 per diluted common share for the fourth quarter of 2008. Net loss applicable to common shareholders for the year ended December 31, 2009 was ($4.0) million, or ($0.05) per diluted common share, compared to net income applicable to common shareholders of $81.8 million or $0.95 per diluted common share, earned in 2008.

Full Year/Fourth Quarter Financial Results Highlights

  Net loans and leases grew 2% to $9.8 billion from December 31, 2008.
    Consumer loans increased 15%.
    Real estate secured-commercial loans increased 6%.
    Real estate secured-residential loans increased 3%.
    Leases increased 10%.
    Commercial loans decreased 1%.
    Real estate-construction loans decreased 15%.
  Total deposits decreased 1% to $9.0 billion from December 31, 2008.
    Non-interest bearing demand deposits increased 5%.
    Interest-bearing demand deposits increased 29%.
    Savings deposits increased 7%.
    Time deposits decreased 20%.
  Net interest margin for the year decreased 4 basis points to 3.58% compared to 3.62% for 2008. For the fourth quarter 2009, net interest margin increased 25 basis points to 3.77% compared to 3.52% for the fourth quarter of 2008.

  Net charge-offs as a percentage of average loans and leases for the year ended December 31, 2009 were 1.32% compared to 0.42% for 2008. Net charge-offs as a percentage of average loans and leases for the fourth quarter of 2009 were 2.06% compared to 0.60% for the fourth quarter of 2008. Nonaccrual loans and leases and other real estate owned as a percentage of loans, leases and other real estate owned were 2.48% for the year ended December 31, 2009 compared to 1.20% for 2008.
  Provision for loan and lease losses increased to $188.0 million for the year ended December 31, 2009 compared to $63.8 million for 2008. The increase was due primarily to a decline in loan quality caused by a prolonged decline in general economic conditions.
  Efficiency ratio for the year ended December 31, 2009 was 65.28% compared to 66.46% for 2008. Efficiency ratio for the fourth quarter of 2009 was 58.80% compared to 63.79% for 2008.
  Common equity was $1.7 billion, or $19.53 per common share, at December 31, 2009 compared to $1.7 billion, or $19.21 per common share, at December 31, 2008.
  Susquehanna’s regulatory capital ratios are as follows:

	At December 31, 2009	Well-Capitalized Threshold
Leverage Ratio	9.73%	5.0%
Tier 1 Capital Ratio	11.11%	6.0%
Total Risk-Based Capital Ratio	13.42%	10.0%
  Return on average assets and average tangible equity(1) for the year ended December 31, 2009 finished at 0.09% and 2.19%, respectively. This compared to results of 0.62% and 13.35% for 2008, respectively.

(1)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures - Return on average tangible equity."

Linked Quarter Results (Fourth Quarter 2009 vs. Third Quarter 2009)

  Net loans and leases decreased 0.4% to $9.8 billion from September 30, 2009.
    Consumer loans increased 9%.
    Real estate secured – commercial loans increased 1%.
    Real estate secured – residential loans increased 1%.
    Real estate construction loans decreased 8%.
    Commercial loans decreased 2%.

  Total deposits increased 1% to $9.0 billion from September 30, 2009.
    Non-interest bearing demand deposits increased 4%.
    Interest-bearing demand deposits increased 10%
    Savings deposits increased 3%.
    Time deposits decreased 7%.

  Net interest margin increased 13 basis points to 3.77% compared to 3.64% for the third quarter of 2009.
  Net charge-offs as a percentage of average loans and leases increased 58 basis points to 2.06% compared to the third quarter of 2009. Nonaccrual loans and leases and other real estate owned as a percentage of loans, leases and other real estate owned declined 3 basis points to 2.48% at December 31, 2009.
  Tangible common equity to tangible assets ratio increased to 4.97% from 4.95% at September 30, 2009.

“Our fourth-quarter 2009 results demonstrate the continuing progress we have achieved on the objectives we outlined for the year. By improving our deposit mix, we increased net interest margin to 3.77%, compared to 3.52% in fourth-quarter 2008,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna. “Our core pre-tax, pre-provision income(2) also continued to improve as it has each quarter in 2009, growing from $35.8 million in the first quarter to $55.2 million in the fourth quarter.”

“In 2010, our focus is on improving credit quality, growing core deposits, and increasing business banking, commercial/industrial and consumer lending,” Reuter said.

(2)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for core pre-provision, pre-tax income is pre-tax income (loss). A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures – Core pre-provision, pre-tax income."

Susquehanna will broadcast its fourth quarter and full year 2009 results conference call over the Internet on January 28, 2010 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of fourth quarter and full year 2009 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the fourth quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP-based measures in its analysis of the company’s performance. These non-GAAP-based financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP-based financial measures are included in the accompanying financial information. The presentation of these non-GAAP-based financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP-based disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP-based performance measures which may be presented by other companies.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Twelve Months
	4Q09	4Q08	2009	2008
Balance Sheet (EOP)
Investments	$1,875,267	$1,879,891	$1,875,267	$1,879,891
Loans and leases	9,827,279	9,653,873	9,827,279	9,653,873
Allowance for loan & lease losses (ALLL)	172,368	113,749	172,368	113,749
Total assets	13,689,262	13,682,988	13,689,262	13,682,988
Deposits	8,974,363	9,066,493	8,974,363	9,066,493
Short-term borrowings	1,040,703	910,219	1,040,703	910,219
FHLB borrowings	1,023,817	1,069,784	1,023,817	1,069,784
Long-term debt	448,374	448,082	448,374	448,082
Shareholders' equity	1,981,081	1,945,918	1,981,081	1,945,918

Stated book value per common share	19.53	19.21	19.53	19.21
Tangible book value per common share	7.25	6.77	7.25	6.77

Average Balance Sheet
Investments	$1,848,506	$2,016,342	$1,868,370	$2,055,635
Loans and leases	9,867,971	9,520,308	9,809,873	9,169,996
Total earning assets	11,801,272	11,644,373	11,782,774	11,327,346
Total assets	13,665,199	13,595,244	13,689,558	13,318,346
Deposits	8,948,477	9,207,167	9,024,650	8,936,286
Short-term borrowings	1,088,342	686,341	976,975	654,149
FHLB borrowings	977,896	1,315,200	1,033,536	1,337,505
Long-term debt	448,313	423,276	448,245	421,795
Shareholders' equity	1,976,796	1,730,611	1,958,553	1,721,082

Income Statement
Net interest income	$108,639	$99,801	$408,816	$398,302
Provision for loan and lease losses	55,000	22,525	188,000	63,831
Noninterest income	45,977	36,804	163,699	142,309
Noninterest expense	92,953	89,148	382,472	367,201
Income before taxes	6,663	24,932	2,043	109,579
(Benefit from) provision for income taxes	(942)	5,908	(10,632)	26,973
Net income	7,605	19,024	12,675	82,606
Net income (loss) applicable to common shareholders	3,440	18,232	(3,984)	81,814
Basic earnings per common share	0.04	0.21	(0.05)	0.95
Diluted earnings per common share	0.04	0.21	(0.05)	0.95
Cash dividends paid per common share	0.01	0.26	0.37	1.04

Asset Quality
Net charge-offs (NCO)	$51,202	$14,350	$129,381	$38,650

Nonaccrual loans & leases	$219,554	$105,313	$219,554	$105,313
OREO	24,292	10,313	24,292	10,313
Total nonperforming assets (NPA)	$243,846	$115,626	$243,846	$115,626

Restructured loans	$58,244	$2,566	$58,244	$2,566
Loans & leases 90 days past due	14,820	22,316	14,820	22,316

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

			Twelve Months
RATIO ANALYSIS	4Q09	4Q08	2009	2008

Credit Quality
NCO / Average loans & leases	2.06%	0.60%	1.32%	0.42%
Nonaccrual loans & leases & OREO / Loans & leases & OREO	2.48%	1.20%	2.48%	1.20%
ALLL / Nonaccrual loans & leases	78.51%	108.01%	78.51%	108.01%
ALLL / Total loans & leases	1.75%	1.18%	1.75%	1.18%

Capital Adequacy
Equity / Assets	14.47%	14.22%	14.47%	14.22%
Long-term debt / Equity	22.63%	23.03%	22.63%	23.03%

Profitability
Return on average assets	0.22%	0.56%	0.09%	0.62%
Return on average equity	1.53%	4.37%	0.65%	4.80%
Return on average tangible equity (1)	4.04%	12.63%	2.19%	13.35%
Net interest margin	3.77%	3.52%	3.58%	3.62%
Efficiency ratio	58.80%	63.79%	65.28%	66.46%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

			Twelve Months
	4Q09	4Q08	2009	2008
Return on average equity (GAAP basis)	1.53%	4.37%	0.65%	4.80%
Effect of excluding average intangible assets and related amortization	2.51%	8.26%	1.54%	8.55%
Return on average tangible equity	4.04%	12.63%	2.19%	13.35%

(2)Supplemental Reporting of Non-GAAP-based Financial Measures-Core pre-provision, pre-tax income

Core pre-provision, pre-tax income is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is pre-tax income (loss) which is calculated using GAAP-based amounts. We calculate core pre-provision, pre-tax income by excluding from pre-tax income (loss) the provision for loan and lease losses and security gains and three non-recurring items that were recognized during the year and are separately listed in the table below. Management believes that this is a better measure of Susquehanna's ability to absorb credit losses and enables a better understanding of the impact of improvements in the net interest margin, as well as in overall operating efficiencies.

Core pre-provision, pre-tax income is determined as follows:	($ in millions)
	4Q09	3Q09	2Q09	1Q09

Pre-tax income (loss)	$6.7	$5.9	($18.2)	$7.7
Provision for loan and lease losses	55.0	48.0	50.0	35.0
Net security gains	(6.5)	(4.7)	0.0	0.0
Sale of merchant business	0.0	0.0	0.0	(6.9)
FDIC special assessment	0.0	0.0	6.2	0.0
Consolidation charges	0.0	0.0	2.9	0.0

Core pre-provision, pre-tax income	$55.2	$49.2	$40.9	$35.8

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
	2009	2008
	(in thousands, except share data)
Assets
Cash and due from banks	$203,240	$237,701
Unrestricted short-term investments	87,966	119,146
Cash and cash equivalents	291,206	356,847
Restricted short-term investments	154	214
Securities available for sale	1,866,346	1,870,746
Securities held to maturity (fair values approximate $8,921, and $9,145)	8,921	9,145
Loans and leases, net of unearned income	9,827,279	9,653,873
Less: Allowance for loan and lease losses	172,368	113,749
Net loans and leases	9,654,911	9,540,124
Premises and equipment, net	165,529	173,269
Foreclosed assets	24,292	10,313
Accrued income receivable	36,127	40,486
Bank-owned life insurance	355,373	353,771
Goodwill	1,018,031	1,017,551
Intangible assets with finite lives	43,513	54,044
Other assets	224,859	256,478
Total assets	$13,689,262	$13,682,988

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,261,208	$1,201,416
Interest-bearing demand	3,262,812	2,528,475
Savings	743,687	695,275
Time	2,540,805	3,045,653
Time of $100 or more	1,165,851	1,595,674
Total deposits	8,974,363	9,066,493
Short-term borrowings	1,040,703	910,219
Federal Home Loan Bank borrowings	1,023,817	1,069,784
Long-term debt	176,050	176,284
Junior subordinated debentures	272,324	271,798
Accrued interest, taxes, and expenses payable	47,688	55,126
Deferred taxes	87,981	87,695
Other liabilities	85,255	99,671
Total liabilities	11,708,181	11,737,070

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized. Issued: 300,000 at December 31, 2009 and December 31, 2008	292,359	290,700
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 86,473,612 at December 31, 2009 and 86,174,285 at December 31, 2008	172,947	172,349
Additional paid-in capital	1,057,305	1,055,255
Retained earnings	478,167	512,924
Accumulated other comprehensive loss, net of taxes of $10,606 and $45,936	(19,697)	(85,310)
Total shareholders' equity	1,981,081	1,945,918
Total liabilities and shareholders' equity	$13,689,262	$13,682,988

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2009	2008	2009	2008
Interest Income:
Loans and leases, including fees	$138,702	$146,171	$554,043	$590,414
Securities:
Taxable	15,991	20,768	70,319	86,289
Tax-exempt	3,766	3,426	14,940	12,714
Dividends	982	702	3,925	5,242
Short-term investments	68	472	597	2,411
Total interest income	159,509	171,539	643,824	697,070
Interest Expense:
Deposits:
Interest-bearing demand	5,022	6,413	22,124	33,667
Savings	291	894	1,690	4,848
Time	27,378	43,337	136,481	167,431
Short-term borrowings	1,034	1,428	4,267	10,796
FHLB borrowings	9,844	11,840	40,119	50,944
Long-term debt	7,301	7,826	30,327	31,082
Total interest expense	50,870	71,738	235,008	298,768
Net interest income	108,639	99,801	408,816	398,302
Provision for loan and lease losses	55,000	22,525	188,000	63,831
Net interest income, after provision for loan and lease losses	53,639	77,276	220,816	334,471
Noninterest Income:
Service charges on deposit accounts	9,011	11,471	37,288	46,294
Vehicle origination, servicing, and securitization fees	1,503	2,110	6,500	9,808
Asset management fees	6,877	6,391	25,797	25,552
Income from fiduciary-related activities	1,886	1,786	7,156	8,285
Commissions on brokerage, life insurance and annuity sales	2,282	1,403	8,132	6,764
Commissions on property and casualty insurance sales	3,109	3,080	12,555	12,684
Income from bank-owned life insurance	1,334	2,248	5,428	12,900
Net gain on sale of loans and leases	2,782	1,550	10,923	6,510
Net realized gain on sales of securities	6,722	29	11,802	236
Other-than-temporary impairment of securities related to credit losses	(212)	0	(1,149)	(17,550)
Other	10,683	6,736	39,267	30,826
Total noninterest income	45,977	36,804	163,699	142,309
Noninterest Expenses:
Salaries and employee benefits	46,778	46,597	191,628	188,855
Occupancy	8,596	8,645	35,292	35,949
Furniture and equipment	3,707	4,119	14,669	16,212
Advertising and marketing	2,666	2,513	9,058	12,356
FDIC insurance	3,978	736	24,214	1,669
Amortization of intangible assets	2,603	3,014	10,531	11,062
Vehicle lease disposal	3,532	3,428	13,917	12,576
Other	21,093	20,096	83,163	88,522
Total noninterest expenses	92,953	89,148	382,472	367,201
Income before income taxes	6,663	24,932	2,043	109,579
(Benefit from) provision for income taxes	(942)	5,908	(10,632)	26,973
Net Income	7,605	19,024	12,675	82,606
Preferred stock dividends and accretion	4,165	792	16,659	792
Net Income (Loss) Applicable to Common Shareholders	$3,440	$18,232	($3,984)	$81,814
Earnings per common share:
Basic	$0.04	$0.21	($0.05)	$0.95
Diluted	$0.04	$0.21	($0.05)	$0.95
Cash dividends per common share	$0.01	$0.26	$0.37	$1.04
Average common shares outstanding:
Basic	86,365	86,077	86,257	85,987
Diluted	86,365	86,084	86,257	86,037

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	December 31, 2009			December 31, 2008
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$84,795	$68	0.32	$107,723	$472	1.74
Investment securities:
Taxable	1,499,160	16,973	4.49	1,712,172	21,470	4.99
Tax-advantaged	349,346	5,794	6.58	304,170	5,272	6.90

Total investment securities	1,848,506	22,767	4.89	2,016,342	26,742	5.28
Loans and leases, (net):
Taxable	9,625,027	136,053	5.61	9,313,076	143,770	6.14
Tax-advantaged	242,944	4,077	6.66	207,232	3,692	7.09

Total loans and leases	9,867,971	140,130	5.63	9,520,308	147,462	6.16

Total interest-earning assets	11,801,272	162,965	5.48	11,644,373	174,676	5.97
Allowance for loan and lease losses	(165,775)			(110,905)
Other non-earning assets	2,029,702			2,061,776

Total assets	$13,665,199			$13,595,244

Liabilities
Deposits:
Interest-bearing demand	$3,147,610	5,022	0.63	$2,430,160	6,413	1.05
Savings	737,192	291	0.16	705,607	894	0.50
Time	3,826,018	27,378	2.84	4,876,381	43,337	3.54
Short-term borrowings	1,088,342	1,034	0.38	686,341	1,428	0.83
FHLB borrowings	977,896	9,844	3.99	1,315,200	11,840	3.58
Long-term debt	448,313	7,301	6.46	423,276	7,826	7.36

Total interest-bearing liabilities	10,225,371	50,870	1.97	10,436,965	71,738	2.73
Demand deposits	1,237,657			1,195,019
Other liabilities	225,375			232,649

Total liabilities	11,688,403			11,864,633

Equity	1,976,796			1,730,611

Total liabilities & shareholders' equity	$13,665,199			$13,595,244

Net interest income / yield on average earning assets		$112,095	3.77		$102,938	3.52

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Twelve-month Period Ended			For the Twelve-month Period Ended
	December 31, 2009			December 31, 2008
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$104,531	$597	0.57	$101,715	$2,411	2.37
Investment securities:
Taxable	1,520,832	74,244	4.88	1,759,424	91,531	5.20
Tax-advantaged	347,538	22,985	6.61	296,211	19,560	6.60

Total investment securities	1,868,370	97,229	5.20	2,055,635	111,091	5.40
Loans and leases, (net):
Taxable	9,583,567	544,117	5.68	8,972,747	581,070	6.48
Tax-advantaged	226,306	15,272	6.75	197,249	14,375	7.29

Total loans and leases	9,809,873	559,389	5.70	9,169,996	595,445	6.49

Total interest-earning assets	11,782,774	657,215	5.58	11,327,346	708,947	6.26
Allowance for loan and lease losses	(145,163)			(98,321)
Other non-earning assets	2,051,947			2,089,321

Total assets	$13,689,558			$13,318,346

Liabilities
Deposits:
Interest-bearing demand	$2,882,949	22,124	0.77	$2,604,337	33,667	1.29
Savings	731,787	1,690	0.23	723,612	4,848	0.67
Time	4,187,549	136,481	3.26	4,402,956	167,431	3.80
Short-term borrowings	976,975	4,267	0.44	654,149	10,796	1.65
FHLB borrowings	1,033,536	40,119	3.88	1,337,505	50,944	3.81
Long-term debt	448,245	30,327	6.77	421,795	31,082	7.37

Total interest-bearing liabilities	10,261,041	235,008	2.29	10,144,354	298,768	2.95
Demand deposits	1,222,365			1,205,381
Other liabilities	247,599			247,529

Total liabilities	11,731,005			11,597,264

Equity	1,958,553			1,721,082

Total liabilities & shareholders' equity	$13,689,558			$13,318,346

Net interest income / yield on average earning assets		$422,207	3.58		$410,179	3.62

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	December 31,	December 31,
	2009	2008
	(in thousands)
Commercial, financial, and agricultural	$2,050,110	$2,063,942
Real estate - construction	1,114,709	1,313,647
Real estate secured - residential	2,369,380	2,298,709
Real estate secured - commercial	3,060,331	2,875,502
Consumer	482,266	419,371
Leases	750,483	682,702
Total loans and leases	$9,827,279	$9,653,873

Susquehanna Bancshares, Inc.

(Dollars in thousands)	Nonaccrual Loans and Leases
	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
Commercial, financial, and agricultural	$20,732	$18,064	$21,814	$24,292	$13,882
Real estate - construction	97,717	102,667	94,798	71,876	49,774
Real estate secured - residential	37,254	35,752	30,650	20,279	18,271
Real estate secured - commercial	58,731	60,387	49,710	36,836	22,477
Consumer	27	32	127	214	844
Leases	5,093	8,441	2,255	30	65
Total nonaccrual loans and leases	$219,554	$225,343	$199,354	$153,527	$105,313

	Restructured Loans
	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
Commercial, financial, and agricultural	$8,512	$3,455	$5,065	$1,678	$1,751
Real estate - construction	2,900	0	8,456	0	0
Real estate secured - residential	203	203	1,031	0	0
Real estate secured - commercial	46,629	28,530	16,247	815	815
Total restructured loans	$58,244	$32,188	$30,799	$2,493	$2,566

	Net Charge-offs
	4Q 2009	3Q 2009	2Q 2009	1Q 2009
Commercial, financial, and agricultural	$11,210	$7,940	$5,601	$4,327
Real estate - construction	22,893	21,319	13,312	7,075
Real estate secured - residential	2,294	1,816	999	2,046
Real estate secured - commercial	8,691	3,870	2,834	(487)
Consumer	842	401	264	1,014
Leases	5,272	1,601	1,637	2,610
Total net charge-offs	$51,202	$36,947	$24,647	$16,585

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net